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                             LINCOLN BENEFIT LIFE
                                 C O M P A N Y
                      -----------------------------------
                      A MEMBER OF THE ALLSTATE LIFE GROUP


April 30, 1997

                                                                       Exhibit 9

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

RE:  Lincoln Benefit Life Variable Annuity Account
     File No 33-66786 and 811-7924

Commissioners:

I am an attorney at law admitted to the Bar of the state of Nebraska. I am Counsel of Lincoln Benefit Life Company. I provide legal counsel for the Lincoln Benefit Life Variable Annuity Account. In such capacity, I have reviewed the Lincoln Benefit Life Variable Annuity Account's Post-Effective Amendment No. 8 to Form N-4 filed pursuant to Rule 485(b) under the Securities Act of 1933 and represent that such Amendment does not contain disclosure which would render it ineligible to become effective pursuant to Rule 485(b).


                                             Sincerely,

                                             /s/ Gregory C. Sernett

                                             Gregory C. Sernett
                                             Counsel